MASTER LEASE AGREEMENT

                        Master Lease # _________________


Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the following terms of this Master Lease Agreement ("Master Lease") and any Lease Schedule ("Schedule"), collectively referred to as the Lease ("Lease"), the personal property described in any Schedule together with all attachments, replacements, parts substitutions, additions, upgrades, accessories, software licenses and operating manuals (the "Product"). Each Schedule shall constitute a separate, distinct, and independent Lease and contractual obligation of Lessee.

1.       Commencement Date and Term
The initial lease term ("Initial Term") and Lessee's rental obligations shall begin on the Commencement Date and continue for the number of Rental Periods specified in the Lease as set forth in Section 2 below and shall renew automatically thereafter until terminated by either party upon not less than ninety (90) days prior written notice. The Commencement Date with respect to each item of Product shall be the 16th day after date of shipment to Lessee.

2.       Rent and Rental Period
All rental payments and any other amounts payable under a Lease are collectively referred to as "Rent." The Rental Period shall mean the rental payment period of either calendar months, quarters, or as otherwise specified in each Schedule. Rent for the specified Rental Period is due and payable in advance, to the address specified in Lessor's invoice, on the first day of each Rental Period during the Initial Term and any extension (collectively, the "Lease Term"), provided, however, that Rent for the period of time (if any) from the Commencement Date to the first day of the first Rental Period shall begin to accrue on the Commencement Date. If any Rent is not paid when due, Lessee will pay to Lessor interest at the rate of one and one half percent (1.5%) per month (i.e. 18% per annum) on the amount of unpaid Rent.

3.       Net Lease, Taxes and Fees
Each Schedule shall constitute a net lease and payment of Rent shall be absolute and unconditional, and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Lessee agrees to pay Lessor when due shipping charges, fees, and assessments. Lessee will pay when due or reimburse Lessor for all taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor. Lessee or the Product by any governmental authority (except only Federal, Provincial and local taxes on the capital or the net income of Lessor, Lessor will file all personal property tax returns for the Product and pay all property taxes when due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice from Lessor.

4.       Title
Product shall always remain personal property, Lessee shall have no right or interest in the Product except as provided in this Master Lease and the applicable Schedule and shall hold the Product subject and subordinate to the rights of Lessor, and Lessee shall not represent to any third party that the Product is the property of Lessee. When necessary under applicable law, Lessee authorizes Lessor, as Lessee's agent, to prepare, execute and file in Lessee's name security registration statements, affidavits, or other instruments reasonably required to evidence and protect the interest of the Lessor or the Lessor's Assignee (as defined in Section 7 of this Master Lease) in the Product and to insert serial numbers in Schedules as appropriate.

Lessee will, at its expense, keep the Product free and clear from any security interests, liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor harmless from and against any loss or expense caused by Lessee's failure to do so. Lessee shall give Lessor immediate written notice of any attachment or judicial process affecting the Product or Lessor's ownership. Lessee will label the Product as the property of Lessor, which label shall provide that no party shall tamper with, obstruct, interfere with, remove or alter the Product in which such label is affixed. Lessee shall allow, subject to Lessee's reasonable security requirements, the inspection of the Product during regular business hours.

5.       Use, Maintenance and Repair
Lessee, at its own expense, shall keep the Product in good repair, appearance and condition, other than normal wear and tear and shall obtain and keep in effect throughout the term of the Schedule a hardware and software maintenance agreement with the manufacturer or other party acceptable to Lessor. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Product and the property of Lessor. Lessee shall use the Product in compliance with the manufacturer's or supplier's guidelines.

6.       Delivery and Return Product
Lessee assumes the full expense of transportation, insurance, and installation to Lessee's site. Upon termination of each Schedule, Lessee will provide Lessor a letter from the manufacturer certifying that the Product is in good operating condition and is eligible for continued maintenance and that the operating system is at then current level, unless under a Sun Microsystems of Canada Inc. service contract during the Lease Term. Lessee, at its expense, shall deinstall, pack and ship the Product to a Canadian location identified by Lessor. Lessee shall remain obligated to pay Rent on the Product until the Product and certification are received by Lessor.

7.       Assignment and Relocation
Lessee may sublease or assign its rights under this Master Lease and a Schedule with Lessor's prior written consent, subject to any terms and conditions which Lessor may require. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

Lessee acknowledges Lessor may sell and/or assign its interest or grant a security interest in each Lease and/or the Product to an assignee ("Lessor's Assignee"). So long as Lessee is not in default hereunder Lessor and Lessor's Assignee shall not interfere with Lessee's right of quiet enjoyment and use of the Product. Upon the assignment of each Lease, Lessor's Assignee shall not interfere with Lessee's right of quiet enjoyment and use of the Product. Upon the assignment of each Lease, Lessor's Assignee shall have any and all discretions, rights and remedies of Lessor and all references to Lessor shall mean Lessor's Assignee. Notwithstanding any such assignment, Lessor shall remain liable to Lessee for the performance of all duties, covenants and conditions hereunder, and in no event shall Lessor's Assignee be obligated to perform any duty, covenant or condition under this Lease and Lessee agrees it shall pay Lessor's Assignee without any defense, rights of set-off or counterclaims and shall not hold or attempt to hold Lessor's Assignee liable for any of Lessor's obligations hereunder.

Lessee, at its expense, may relocate Product (after packing it for shipment in accordance with the manufacturer's instructions) to a different address with thirty (30) days prior written notice to Lessor. The Product shall at all times be used solely within Canada and Lessee hereby covenants not to remove any Products, of any part thereof, from such jurisdiction.

8.       Upgrade and Additions
Lessee may affix or install any accessory, addition, upgrade, equipment or device on the Product ("Additions") provided that such Additions are obtained from or approved in writing by Sun Microsystems of Canada Inc. and are not subject to the interest of any third party other than Lessor. At the end of the Schedule Term, Lessee shall remove any Additions which (i) were not leased by Lessor and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Product and restore the Product to its original configuration. Any Additions which are not so removable will become the Lessor's property (lien free).

9.       Lease End Options
Upon written service given at least ninety (90) days prior to expiration of the Lease Term, provided Lessee is not in default under any Schedule. Lessee may (i) exercise any purchase option set forth on the Schedule, or (ii) renew the Schedule for a minimum extension period of twelve (12) months, or (iii) return the Product to Lessor at the expiration date of the Schedule pursuant to Section 6 above.

10.      Insurance, Loss or Damage
Effective upon shipment of Product to Lessee and until Product is returned to Lessor in accordance with each Lease, Lessee shall provide at its expense (i) Insurance against the loss or theft or damage to the Product for the full replacement value, and (ii) Insurance against public liability and property damage. Lessee shall provide a certificate of Insurance that such coverage is in effect, upon request by Lessor, naming Lessor as co-loss payee or sole loss payee and/or named insured as may be required.

Lessee shall bear the entire risk of loss, theft, destruction of or damage to any item of Product. No loss or damage shall relieve Lessee of the obligation to pay Rent or any other obligation under the Schedule. In the event of loss or damage, Lessee shall promptly notify Lessor and shall, at Lessor's option, (i) place the Product in good condition and repair, or (ii) replace the Product with lien free Product of the same model, type and configuration in which case the relevant Schedule shall continue in full force and effect and clear title in such Product shall automatically vest in Lessor, or (iii) pay Lessor the present value of remaining Rent (discounted at six (6%) percent per annum, compounded monthly) plus the buyout purchase option price provided for in the applicable Schedule.

11.      Selection, Warranties and Limitation of Liability
Lessee acknowledges that it has selected the Product and disclaims any reliance upon statements made by Lessor. Lessee acknowledges and agrees that use and possession of the Product by Lessee shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Lessee agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby assigned to Lessee for the term of the Schedule.

EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, NON-INFRINGEMENT. THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE PRODUCT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IT BEING AGREED THAT AS THE LESSEE SELECTED BOTH THE PRODUCT AND THE SUPPLIER, NO DEFECT, EITHER ______ OR LATENT SHALL RELIEVE LESSEE OF ITS OBLIGATION HEREUNDER, LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE FOR EQUITABLE REMEDIES, WHETHER IN CONTRACT OR TORT OR OTHERWISE OF ANY REMEDIES, LIABILITY, LOSS, DAMAGE OR EXPENSE OF ANY KIND INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, THIRD PARTY, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE, DAMAGES ARISING FROM THE LOSS OF USE OF PRODUCT, LOST DATA, LOST PROFITS, OR FOR ANY CLAIM OR DEMAND.

12.      Indemnity
Lessee shall indemnify and hold harmless Lessor and Lessor's Assignee from and against any and all claims, suits, proceedings, liabilities, damages, penalties, costs and expenses (including reasonable legal fees), arising out of the use, operation, possession, ownership (for strict liability in tort only), selection, leasing, maintenance, delivery or return of any item of Product.

13.      Default and Remedies
Lessee shall be in fundamental breach of any Lease if (i) Lessee fails to pay Rent within ten (10) days of due date; (ii) Lessee fails to perform or observe or breaches any covenant or condition or any representation or warranty in such Lease, and such failure or breach continues unremedied for a period of ten (10) days after written notice from Lessor; (iii) Lessee, except as adversely permitted in the Lease, attempts to move, sell, transfer, encumber, or sublet without consent any item of Product leased under such Lease; (iv) Lessee files or has filed against it a petition in bankruptcy or becomes insolvent or makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver or either shall be appointed for Lessee or for a substantial part of its property; or (v) Lessee or any guarantor of Lessee is declared legally deceased or if Lessee shall terminate its existence by amalgamation, winding up its business, sale of substantially all of its assets or otherwise.

Upon any such breach, Lessor may, at its option, take one or more of the following actions: (i) with notice and demand declare all sums due and to become due under the Schedule immediately due and payable, and in so doing accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at 6%, per annum, compounded monthly) together with all Rent and other amounts currently due as liquidated damages and not as a penalty; (ii) require Lessee to return immediately all Product leased under such Schedule to Lessor in accordance with Paragraph 6 hereof, (iii) without breach of the peace take immediate possession of and remove the Product;
(iv) sell any or all of the Product at public or private sale or otherwise dispose of, hold, use or lease to others, or (v) exercise any right or remedy which may be available to Lessor under applicable law, including the right to recover damages for the breach of the Schedule. In addition, Lessee shall be liable for reasonable legal fees, other costs and expenses resulting from any default, or the exercise of Lessor's remedies, and expenses resulting from any default, or the exercise of Lessor's remedies, including placing such Product in the condition required by Paragraph 8 hereof. Each remedy shall be cumulative and in addition to any other remedy otherwise available to Lessor at law or in equity. Any waiver of default by Lessor must be in writing and no such waiver or any default shall constitute a waiver of any of Lessor's other rights or future defaults.

Except as may be prohibited by law, and to the extent the same extends to and relates to this Master Lease, as amended, modified or supplemented or any security collateral hereto, Lessee hereby waives the benefit of all provisions of any applicable statutes and regulations which would in any manner affect, restrict or limit the rights of Lessor hereunder including, without limitation, the provisions of the Chattel Mortgages Act (British Columbia), the Sale of Goods on Condition Act (British Columbia), the Limitation of Civil Rights Act (Saskatchewan) and the Law of Property Act (Alberta) as the same may be amended, supplemented, re-enacted, substituted or replaced from time to time. Lessee also waives the right of any statutory exemption from execution or seizure and the right to demand security for costs in the event of litigation. If this Master Lease or any applicable Schedule is, or is deemed to be, subject to the laws of the Province of Quebec, Lessee agrees that, to the extent not prohibited by law, the provisions of the Civil Code of the Province of Quebec respecting the leasing or hiring of things do not apply to this Master Lease or any applicable Schedule or the rights, liabilities, and resources of Lessee hereunder.

14.      Lessee's Representations
Lessee represents and warrants for this Master Lease and each Schedule that the execution, delivery and performance by Lessee have been duly authorized by all necessary corporate activities individual executing was duly authorized to do so; the Master Lease and each Schedule constitute valid, binding agreements of the Lessee enforceable in accordance with their terms; that all information supplied by Lessee, including but not limited to the credit application and other financial information concerning Lessee, is accurate in all material respects as of the date provided; and if there is any material change in such information prior to manufacturer's or, if appropriate, supplier's shipment of Product under the Schedule, Lessee will advise Lessor of such change in writing.

15.      Applicable Law
This Master Lease and each Schedule shall in all respects be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the Province of Ontario.

16.      Miscellaneous
Lessee agrees to execute and deliver to Lessor such further documents, including, but not limited to, financing statements, assignments, and financial reports and take such further action as Lessor may reasonably request to protect Lessor's interest in the Product.

The performance of any act or payment by Lessor shall not be deemed a waiver of any obligation or default on the part of Lessee. Lessor's failure to require strict performance by Lessee of any of the provisions of this Master Lease shall not be a waiver thereof.

This Master Lease together with any Schedule and other terms and conditions attached hereto constitutes the entire understanding between the parties and supercedes any previous representations or agreements whether verbal or written with respect to the use, possession and lease of the Product described in that Schedule. In the event of a conflict, the terms of the Schedule shall prevail over the Master Lease.

No amendment or change of any of the terms or conditions herein shall be binding upon either party unless they are made in writing and are signed by an authorized representative of each party. Each Schedule is non-cancellable for the full term specified and each Schedule shall be binding upon, and shall inure to the benefit of Lessor, Lessee, and their respective successors, legal representatives and permitted assigns.

All agreements, representations and warranties contained herein shall be for the benefit of Lessor and shall survive the execution, delivery and termination of this Master Lease, any Schedule or related document.

Any provision of this Master Agreement and/or each Schedule which is unenforceable shall not cause any other remaining provision to be ineffective or invalid. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. Any notices or demands in connection with any Schedule shall be given in writing by courier or certified mail at the address indicated in the Schedule, or to any other address specified.

17.      Year 2000 Warranty
A. Sun warrants that specified versions of products identified on Sun's External web site (url:www.sun.comm/y2000/cpl/html) as being year 2000 compliant ("listed products") will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when listed products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with listed products properly exchange date data with them.

B. Specified versions of products identified on Sun's external web site as not yet compliant, but which have a compliance date scheduled, will become listed products when a remedial patch, update or subsequent release is issued, but in no event later than June 30, 1999. Other products are not covered by these warranties.

C. Customer's sole and exclusive remedy for Sun's breach of these warranties will be for Sun: (I) to use commercially reasonable efforts to provide customer promptly with equivalent year 2000 compliant products: or (ii) if (i) is commercially unreasonable, to refund to customer the net book value for non-compliant listed products.

         THIS MASTER LEASE SHALL BECOME EFFECTIVE ON THE DATE ACCEPTED BY
LESSOR.

LESSOR: SUN MICROSYSTEMS FINANCE             LESSEE: Homebase Work Solutions
        A division of Sun Microsystems of    Ltd
        Canada Inc.

BY:_________________________________         BY: /s/ R.D. Shannon
                                                 -----------------------------
         (Authorized Signature)                   (Authorized Signature)

NAME:______________________________          NAME:  R.D. Shannon
TITLE:______________________________         TITLE: President & CEO
DATE:_______________________________         DATE:  June 25, 1999

                                       LEASE SCHEDULE ("SCHEDULE") NUMBER:______
                        TO MASTER LEASE AGREEMENT ("MASTER LEASE") NUMBER ______


Lessee                                  LESSOR
Name: HOMEBASE WORK SOLUTIONS LTD.      SUN MICROSYSTEMS FINANCE
                                        A DIVISION OF Sun Microsystems of Canada
Address: 820, 639-5th Avenue SW         Inc.
         Calgary, AB, T2P 0M9           100 Renfrew Drive
                                        Markham, Ontario
                                        L3R 9R6

Attention: Rick Shannon                 Attention: Bob Hagarty
Phone Number: (403) 294-1161            Phone Number: (905) 415-7935
Fax Number: (403) 265-8626              Fax Number: (905) 477-9423

BILLING ADDRESS                         PAYMENT SCHEDULE
Name: Homebase Work Solutions Ltd       Lease Term: 36    [X] Months
                                                          [ ] Quarters

Address: same as above                  Rent   1 x $700,000.00
                                               Followed by 36 x $59,197.00 per
                                               Month

Attention: Rick Shannon
Phone Number: (403) 294-1161

LOCATION OF PRODUCT                     END OF LEASE OPTIONS
Lessee P.O. Number                      1.       Fair Market Value Purchase;
                                        2.       FMV Renewal; OR
Location: same as above                 3.       Return Equipment
Attention: Rick Shannon
Phone Number: (403) 294-1161
Other Terms: Fair Market Value not to exceed 27% of O.E.C.

PRODUCT DESCRIPTION: As per attached Sales Quotation number CAL-98711-l
MASTER LEASE: This original executed Schedule is issued and effective this date set forth below pursuant to the Master Lease identified above. All of the terms, conditions, representations and warranties of the Master Lease are hereby incorporated herein and made a part hereof as if they were expressly set forth in this Schedule and this Schedule constitutes a separately enforceable, complete and independent Lease with respect to the Product described herein. By their execution and delivery of this Schedule, the parties hereby affirm all of the terms, conditions, representations and warranties of the Master Lease.

The additional terms set forth on the next page hereof are made a part of this Schedule.


AGREED AND ACCEPTED BY                      AGREED AND ACCEPTED BY

SUN MICROSYSTEMS FINANCE                    LESSEE: HOMEBASE WORK SOLUTIONS LTD.
(A division of Sun Microsystems
of Canada Inc.)

By:_______________________________          By: /s/ R.D. Shannon
                                                --------------------------------
Name_____________________________           Name   R.D. Shannon
Title______________________________         Title  President and CEO
Date:_____________________________          Date   June 25, 1999

          ADDITIONAL TERMS FOR SUN MICROSYSTEMS OF CANADA INC. PRODUCT

The following additional terms and conditions shall govern the use of Sun Microsystems Inc. ("SMI") Products leased hereunder.

1.0      USE OF SOFTWARE

Lessee's use of any software Products ("Software") provided under this Schedule shall be governed by the object code license accompanying such Software.

2.0      WARRANTY

Applicable warranties and terms and conditions relating to the Products released hereunder accompany the Products at time of delivery. Software is warranted to conform to published specifications for a period of ninety (90) days from the date of delivery. Sun Microsystems of Canada Inc. ("SMC") does not warrant that:
(i) operation of any software will be uninterrupted or effort free; or (ii) functions contained in Software will operate in combinations which may be selected for use by the Licensee or meet the Licensee's requirements. These warranties extend only to Lessee as an original Licensee.

Lessee's exclusive remedy and SMI's entire liability under these warranties will be: (i) with respect to Product, repair or at SMI's option, replacement; and
(ii) with respect to Software, use its best efforts to correct such Software as soon as practical after licensee has notified SMI of Software's nonconformance. It such repair, replacement or correction is not reasonably achievable, SMI will refund the rental fee/license fee. Unless Lessee has executed an on-site service agreement, repair or replacement will be undertaken at a service location authorized by SMI.

All Software customization is provided "AS IS," without a warranty of any kind.

No SMI warranty shall apply to any Software that is modified without SMI's written consent or any Product or Software which has been misused, altered, repaired or used with equipment or software not supplied or expressly approved by SMI.

SMI reserves the right to change these warranties at any time upon Notice and without liability to Lessee or third parties.

EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

3.0      TRADEMARKS AND OTHER PROPRIETARY RIGHTS

"Trademarks" means all company names, products' names, marks, logos, designs, trade dress and other designations or brands used by Sun Microsystems, Inc., its subsidiaries and affiliates ("Sun") in connection with Products, including, Sun, Sun Microsystems, the Sun logo, SPARCstation, SPARCserver, and all Sun Product designs.

Lessee is granted no right, title, license or interest in the Trademarks. Lessee acknowledges Sun's rights in Trademarks and agrees that any and all use of the Trademarks by Lessee shall inure to the sole benefit of Sun.

4.0      HIGH RISK ACTIVITIES

PRODUCTS ARE NOT DESIGNED OR INTENDED FOR USE IN ON-LINE CONTROL OF AIRCRAFT, AIR TRAFFIC, AIR CRAFT NAVIGATION OR AIRCRAFT COMMUNICATIONS; OR IN THE DESIGN, CONSTRUCTION, OPERATION OR MAINTENANCE OF ANY NUCLEAR FACILITY. SMC DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR FITNESS FOR SUCH USES.

Lessee represents and warrants that it will not use, distribute or resell Products (including Software) for High Risk Activities and that it will ensure that its end-users or customers of Products are provided with a copy of the notice in the previous paragraph.